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                                                                      EXHIBIT 15

November 8, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Parker Drilling Company Registration on Form S-8, Form S-3 and Form S-4

We are aware that our report dated November 8, 2004, on our review of interim financial information of Parker Drilling Company and subsidiaries for the three month and nine month periods ended September 30, 2004 and 2003 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2004 is incorporated by reference in its registration statements on Form S-8 (File No. 33-57345, 333-59132, 333-70444, 333-41369, 333-84069 and 333-99187)
and Form S-3 (File No. 333-36498) and Form S-4 (File No. 333-110374).

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP